SEAWAY FOOD TOWN, INC.
                        1020 Ford Street - P. O. Box 892 -
                             Maumee, Ohio  43537-0892
                     NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


TO THE SHAREHOLDERS OF SEAWAY FOOD TOWN, INC.:
  Notice is hereby given that the ANNUAL MEETING of the shareholders of Seaway Food Town, Inc., an Ohio corporation, will be held at the Pinnacle II, 1772 Indian Wood Circle, Maumee, Ohio, on Thursday, the 7th of January, 1999, at 2:00 p.m., Eastern Standard Time, for the purpose of considering and acting upon:
  (1) The election of three (3) Directors to serve as members of Class II during the ensuing three years and until their successors are elected and qualified.

  (2) A proposal to ratify the selection of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending August 28, 1999.

  (3) A proposal to amend the Articles of Incorporation by adding a modified version of the Ohio Share Acquisition Statute under which the Board of Directors may reject certain proposals to acquire Company stock without submitting the proposals to a vote of the shareholders.

  (4) A proposal to amend the Code of Regulations to provide that members of the Board of Directors may be removed only for good cause.

  (5) A proposal to amend the Code of Regulations to require that any shareholder wishing to nominate a candidate for the Board of Directors must do so at least 90 days before the annual shareholders meeting or 30 days before a special meeting held for the purpose of electing directors.

  (6) A proposal to amend the Code of Regulations to provide that a special meeting of the Board of Directors may be called with 48 hours notice.

  (7) A proposal to amend the Articles of Incorporation to increase the number of authorized shares of Company common stock from 12,000,000 to 24,000,000.

  (8)  A proposal to amend the Company's Articles of Incorporation
       (a) To provide that if a majority of the Board of Directors has approved a merger or similar transaction, then the vote of holders of a simple majority of the voting power of the Company will suffice to approve the transaction;
       (b) To broaden the transactions covered by the above provision to include "combinations" and "majority share acquisitions" as defined in the Ohio Revised Code.

  (9) The transaction of such other business as may properly come before the meeting or any adjournment thereof.

   Only shareholders of record at the close of business November 20, 1998 will be entitled to vote at the meeting or any adjournment thereof.

   Accompanying this notice is a copy of the Annual Report of the Company reflecting operations for the 1997-1998 fiscal year.

                               By the Order of the Board of Directors



                                GARY D. SIKKEMA
                                Secretary
Maumee, Ohio
December  4, 1998

     Shareholders who do not expect to be present in person on January 7, 1999 are requested to sign, date and return the attached proxy as promptly as possible.

                                  PROXY STATEMENT
                                        of
                              SEAWAY FOOD TOWN, INC.
             1020 Ford Street, P. O. Box 892, Maumee, Ohio  43537-0892


                                                      December 4, 1998
  THE ACCOMPANYING PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF SEAWAY FOOD TOWN, INC., for use at the Annual Meeting of Shareholders to be held January 7, 1999, and at any adjournment thereof. This proxy statement and the accompanying form of proxy are being mailed to security holders on or about December 11, 1998. Any shareholder giving a proxy may revoke it by giving written notice to the Secretary of the Company, or in open
meeting, at any time before it is voted.   The Company will bear the cost
of the solicitation and will reimburse brokers or other persons holding Common Stock of the Company in their names, or in the name of their nominees, for reasonable expenses in forwarding the proxy and proxy statement to the beneficial owners of such shares.

                                    STOCK SPLIT

  On April 9, 1998, the Board of Directors of the Company declared a three-for-two stock split, whereby each shareholder of record as of April 21, 1998 would, following the split, own three shares of common stock for each two shares held as of the record date. The stock split was effective on May 6, 1998. All share holdings and values of Common Stock set forth in this Proxy Statement reflect this stock split.

                                   VOTING SECURITIES

  At the close of business on November 20, 1998, the record date for the determination of shareholders entitled to vote at the Annual Meeting, there were outstanding 6,648,928 shares of Common Stock, without par value (stated value  $2 per share).  The voting  power of  the  shareholders of the Company  is  vested exclusively in the  holders of such Common Stock.
The presence in person or by proxy of the holders of a majority of the outstanding shares will constitute a quorum at the Annual Meeting of Shareholders. Holders of Common Stock of record at the close of business on November 20, 1998 will be entitled to one vote per share on all business which is conducted at the meeting, except that shareholders have cumulative
voting rights in the election of directors.   Cumulative  voting means that
each shareholder is entitled to multiply the number of shares he is entitled to vote by the number of directors to be elected and to
allocate  the resulting aggregate   votes  among the  nominees  for election
in such manner as desired. In order to exercise the right to vote cumulatively upon the election of directors, a shareholder must give notice in writing to the President, the Treasurer or the Secretary of the Company, which notice must be given on or before 2:00 P.M., January 5,1999, and shall state the desire of the shareholder to exercise cumulative voting rights in the election of directors. Announcement thereof must be given at the meeting, as provided by Section 1701.55(C) of the Ohio Revised Code, and thereupon all shareholders shall have the right to vote cumulatively.
The Chairman of the meeting or the Secretary will make an announcement at the meeting if any such notice has been received.

                               ELECTION OF DIRECTORS
                                   (Proposal 1)
  The maximum number of Directors on the Board of Directors of the Company under the Code of Regulations is twelve (12). The Board of Directors is now operating with nine (9) members.

  The Board of Directors of the Company is divided into three (3) Classes, each consisting of three (3) Directors. The terms of office for the members of Class II will expire with this Annual Meeting and until their successors are elected and qualified. The terms of office of the nominees for Class II, if elected, will expire with the Annual Meeting held subsequent to the close of the fiscal year ending August 26, 2001, and until their successors are elected and qualified.

  It is presently intended that the shares represented by management proxies will, unless a contrary intent is expressed, be voted for the election of the nominees listed below, each to serve as a member of Class II for a three-year term and to hold office until a successor is elected and qualified.

  All nominees have consented to being named in this Proxy Statement and have agreed to serve if elected. If any nominee subsequently declines or is unable to accept such nomination to serve as a Director, an event which the management does not now expect, the persons voting the shares represented by management proxies will vote for such substitute nominee as may be named by the Board of Directors.

  An affirmative vote of the holders of a majority of the shares represented at the Annual Meeting is required to elect a nominee unless cumulative voting rights are exercised. Proxies cannot be voted for a greater number of persons than the number of nominees named in Class II to be elected at the Annual Meeting. The holders of management proxies will have discretionary authority to cumulate votes.

INFORMATION CONCERNING NOMINEES AND DIRECTORS

  The following table sets forth certain information as of November 20, 1998 with respect to those persons who are Directors and/or nominees for election as Directors:

                                                      Year      Common  Stock
Name and Age                                          Term      Beneficially    Percent
of Director      Principal Occupation  Director Since Expires   Owned (1)(2)(3)  Of
                                                                                Class

CLASS II DIRECTORS (NOMINEES FOR ELECTION)
Waldo E. Yeager  Chief Financial Officer,     1987      1999      10,619(6)      *
       Age 62      Treasurer

Richard B. Iott  Chief Executive Officer      1987      1999      555,207(6)(7) 8.4%
       Age 47      and President of the
                   Company

Eugene R. Wos    Former Managing Partner      1996      1999          200        *
       Age 67      Ernst & Young LLP, Certified Public
                   Accountants, Toledo, Ohio. (5)

CLASS III DIRECTORS (CONTINUING IN OFFICE)

Wallace D. Iott  Chairman of the Board        1957      2000    1,272,682(6)(8)19.1%
       Age 83      of the Company

W. Geoffrey Lyden III Chairman of the Board   1997      2000          450        *
       Age 46           and Chief Executive Officer,
                        The Lyden Company,
                        Toledo, Ohio
David J. Walrod   Executive Vice President--  1987      2000       90,026(6)    1.4%
       Age 51       Operations of the Company

CLASS I DIRECTORS (CONTINUING IN OFFICE)

Thomas M. O'Donnell Past Chairman             1970     2001         10,800(9)    *
       Age 62       McDonald Investments Inc.
                      A KeyCorp company,
                      Cleveland, Ohio

Richard K. Ransom  President, Ransom Consult- 1989     2001          6,000       *
       Age 79        ing Partnership; Former Chairman
                     of the Board and President of
                     Hickory Farms of Ohio, Inc.

Joel A. Levine      Of Counsel, Spengler      1995     2001            525       *
       Age 60         Nathanson,
                      Attorneys at Law (4)

* Less than 1%

     The Board of Directors has appointed an Audit Committee whose members for the fiscal year ended August 29, 1998 were Eugene R. Wos, Thomas M. O'Donnell, Richard K. Ransom, Joel A. Levine, and W. Geoffrey Lyden.
The Committee's purpose is to recommend outside auditors and to review the scope of audit procedures, audit reports and other matters with
respect to the Company's financial reporting.   This Committee met two (2)
times during the fiscal year.

    The Board of Directors appointed an Executive Compensation Committee whose members for the fiscal year ended August 29, 1998 were Wallace D. Iott, Richard B. Iott, Thomas M. O'Donnell, Joel A. Levine and Eugene R. Wos.
This Committee's purpose is to review compensation paid to the members of the Board of Directors and the corporate officers of the Company and recommend changes in their compensation. This Committee met one (1) time during the fiscal year.

     The Board of Directors appointed a Nominating Committee for the fiscal year ended August 29, 1998 whose members were Wallace D. Iott, Richard B.
Iott, Thomas M. O'Donnell, Joel A. Levine, and Eugene R. Wos.  This
Committee's purpose is to review the desirability of new members of the Board of Directors and to seek out and recommend candidates for positions on the
Board of Directors.   Shareholders who desire to have an individual  considered
by the Nominating Committee for the next vacant position on the Board of Directors should submit the recommendation in writing to the Secretary of the Company before the September 1 preceding the next Annual Meeting of the Shareholders and include biographical information and qualifications for service as a director. The Nominating Committee met one (1) time during the fiscal year.

     During the fiscal year ended August 29, 1998, the Board of Directors met a total of four (4) times. All Directors attended at least 75% of the aggregate of the meetings of the Board of Directors and the committees on which they served.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     The following table  sets forth, as  of November 20,  1998,   the names
and addresses of beneficial owners, amounts beneficially owned, and the percentage of common stock owned beneficially by those persons (including any "group" as the term is used in Section 13(d)(3) of the Securities Exchange Act of 1934) known to management to be the beneficial owner of more than 5% of the Company's Common Stock:


    Name and address       Amount Beneficially        Percent of
  of Beneficial Owner         Owned (1)(2)(3)             Class

Wallace D. Iott            1,272,682 (6) (8)            19.1%
3402 Chapel Drive
Toledo, Ohio  43615

Evergreen Asset              _______ (11)               ____%
Management Group
2500 Westchester
Purchase, New York 10577

CIGNA Retirement &           728,424 (12)               11.0%
Investment, Trustee
280 Trumbull St. HO6A
1 Commerce Plaza
Hartford, CT  06103

Richard B. Iott              555,207 (6) (7)             8.4%
5245 Keener Road
Monclova, Ohio  43542

Constance J. Braciak         470,379 (13)                7.1%
6744 Sweet Bush
Sylvania, Ohio  43560

Paul L. Pope                 372,366 (10)                5.6%
4532 Sanderling Lane
Quail Ridge No. 73
Boynton Beach, Florida 33436

All executive officers     1,946,309 (6)                29.3%
and directors
as a group (9 persons)


INTEREST OF MANAGEMENT IN CERTAIN TRANSACTIONS

     The Company leases supermarkets in Temperance, Michigan and Sylvania, Ohio and a Floral Operations Center in Toledo, Ohio, from MS Associates, a limited partnership controlled by members of the Wallace D. Iott family.
The primary term for the Temperance supermarket lease expires in the year 2002; $128,217 in rent was paid during the fiscal year for the Temperance location. The primary term for the Sylvania supermarket lease expires in the year 2004; $306,821 in rent was paid during the fiscal year for the Sylvania location. The primary term for the Toledo Floral Operations Center lease expired in the year 1997, the new lease option expires in the year 2002; $18,750 in rent was paid during the fiscal year for the Floral Operation
Center.   On September 29, 1997  the Company entered  into a long-term agreement with Maumee Associates, an Ohio General Partnership, for the construction and lease of a new store facility in Maumee, Ohio. The primary term of the lease would have expired 20 years from the date the facility opened for business. The Company terminated this lease arrangement
after  conducting an  updated market survey.   A fee  of $500,000 was  paid
to  Maumee Associates  at termination.  Director  Richard  K. Ransom is a
20% owner of Maumee Associates.

     The Company believes that the terms of the foregoing leases and other transactions are at least as favorable as those that could have been obtained from non-affiliated parties for comparable properties or goods.


Section 16(a) Beneficial Ownership Reporting Compliance

     There were three errors in filing Form 4 reports during fiscal year 1998. First, the November, 1997 report filed on behalf of Richard B. Iott did not include 100 shares sold and 1,950 shares given by Mr. Iott in that month. Second, gifts of 3,200 shares received by Mr. Iott and his family in January, 1998 were not reported for that month. Both errors were corrected in filings made on June 3, 1998. Finally, the acquisition of 300 shares by W. Geoffrey Lyden on October 28, 1997 was not reported until the Form 4 filing for the month of November, 1997.


EXECUTIVE COMPENSATION

Summary Compensation Table

     The Summary Compensation Table shows certain compensation information for the Chairman of the Board and the three other most highly compensated executive officers for services rendered in all capacities during the fiscal years ended August 31, 1996, August 30, 1997 and August 29, 1998. This information includes the dollar value of base salaries and certain other compensation. The Company does not award bonuses or Stock Appreciation Rights ("SARs"). In addition, the Company's stock option plan expired in 1993, and there are no unexercised options outstanding.

                            SUMMARY COMPENSATION TABLE

                                                 ___Long-Term Compensation__
                      Annual Compensation           Awards     Payouts
                                       Other      Restric-               All
                                        Ann.        ted  Optio  LTIP    Other
   Name and                           Compen-      Stock   ns/  Payouts Compen-
   Principal    Year  Salary    Bonus  sation     Award(s)SARs    ($)   sation
   Position            ($)       ($)  ($) (A)       ($)     (#)        ($)(B)
                                                                         (C)
Wallace D. Iott 1998 300,000      0      --          0      0     0     60,700
 Chairman of    1997 300,923      0      --          0      0     0     60,150
  the Board     1996 310,000      0      --          0      0     0     60,150

Richard B. Iott 1998 219,519      0      --          0      0     0     13,300
  Chief         1997 213,128      0      --          0      0     0     13,430
  Executive     1996 191,062      0      --          0      0     0     12,639
  Officer
  and President

David J. Walrod 1998 200,219      0      --          0      0     0     14,800
  Executive     1997 193,731      0      --          0      0     0     14,719
  Vice-Presi-   1996 181,290      0      --          0      0     0     14,144
  dent, Operations

Waldo E. Yeager 1998 184,777      0      --          0      0     0     19,800
  Chief Finan-  1997 178,237      0      --          0      0     0     19,699
  cial Officer  1996 166,429      0      --          0      0     0     19,154
  & Treasurer

 (A) Perquisites and other benefits for each executive officer amount to less than 10% of salary and bonus.

 (B) Includes amounts paid by the  Company on behalf of the executive  for
some or all  of the following:   Matching 401(k) Contributions ("401(k)"),
contributions which were formerly made to the ESOP which has been merged with the 401(k); insurance premiums on life insurance for the executive paid by the
Company and fully included on the executive's W-2 ("Premiums");   insurance
remiums paid by the Company pursuant to a "split-dollar" arrangement with the executive ("Insurance").

                                  1998      1997      1996
      Wallace D. Iott:
      401(k)                    $4,800    $4,500    $4,500
      ESOP                      $4,000    $3,750    $3,750
      Premiums                 $51,900   $51,900   $51,900

      Richard B. Iott:
      401(k)                    $4,800    $5,180    $4,389
      ESOP                      $4,000    $3,750    $3,750
      Insurance                 $4,500    $4,500    $4,500

      David J. Walrod
      401(k)                    $4,800    $4,969    $4,394
      ESOP                      $4,000    $3,750    $3,750
      Insurance                 $6,000    $6,000    $6,000

      Waldo E. Yeager
      401(k)                    $4,800    $4,949    $4,404
      ESOP                      $4,000    $3,750    $3,750
      Insurance                $11,000   $11,000   $11,000

(C) Under the terms of a split-dollar insurance arrangement between the Company and the executive, upon surrender of the policy, the executive is entitled to the cash surrender value in excess of premiums paid by the Company. Currently, premiums paid by the Company exceed the cash surrender value.

Option/SAR Grants in Last Fiscal Year

     The Company does not currently sponsor any program through which options or SARs are granted.

Aggregated Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Option/SAR Values

     The Company has not awarded and does not award SARs and has no unexercised options outstanding.

Long-Term Incentive Plans/Awards in Last Fiscal Year

     The Company does not maintain any long-term incentive plans. No long-term incentive awards were made in the last fiscal year.

COMPENSATION COMMITTEE REPORT

     The Company's compensation program is designed to motivate, reward and retain the management talent needed to achieve the Company's business objectives and maintain its competitive position in an industry characterized by complexity, competitiveness and change.

     The compensation of  the Company's top  executives is  reviewed and
approved annually  by  the  Compensation  Committee.    The  Compensation
Committee makes recommendations to the Board of Directors as to the salaries of the Chairman, CEO and the President, and sets the salaries of other elected officers, and reviews salaries of other senior executives. There are now no incentive programs in place for Company executives.

Base Salary

     The goal of the compensation program is to reward each employee based on
his or her performance and  level of responsibility.   Assessments of both
individual and corporate  performance  influence  executives' compensation
levels.    It  is important to encourage a  performance-based environment that motivates individual performance by recognizing the past year's results while simultaneously providing incentives for further improvement in the
future.   This includes the ability  to implement the  Company's  business plan as  well  as  reacting  to  unanticipated external factors that can have a significant impact on the Company's performance. At the same time, however, executive compensation must be competitive within the supermarket
industry.    Inflation  and  other  general  economic  factors,   and
competitive positioning within the industry are the chief consider-ations in establishing the budget for salary expenditures.

     With respect to the determination of compensation for Wallace D. Iott, the Company's Chairman of the Board, the following factors in addition to those described previously were considered: Comparable Executive Compensation within the Supermarket Industry, Mr. Iott's 40-year tenure with the Company, his present and cumulative contributions to the Company, both personally and in his capacity as an officer of the Company, the sales and gross profit margin of the Company and its various subsidiaries and affiliates, and other intangible criteria. Based on these factors, the Compensation Committee approved a increase for Mr. Iott in 1996.
However, Mr. Iott declined to accept this increase, and requested a decrease in his compensation. His 1997 and 1998 base salaries of $300,923.00
and $300,000 respectively,   reflect this decrease,  and are shown  under the
caption "Salary"  in the Summary Compensation Table.

Summary

     The Compensation Committee has the responsibility for ensuring that the Company's compensation program continues to be in the best interest of its shareholders while adequately compensating its executives.

     The Compensation Committee believes that the compensation program is not
only appropriate but competitive  within the  Supermarket Industry.   The
Compensation Committee is also reviewing new forms of compensation and incentive programs that may further enhance the productivity of its management and promote their retention by the Company, thus increasing growth and profitability.

Share Investment Performance

     The following graph compares the yearly percentage change in the cumulative total shareholder return, including reinvested dividends, of Seaway Food Town, Inc. Common Stock, with three other indexes.



                      SEE GRAPH DESCRIPTION BELOW

                              CUMULATIVE TOTAL RETURN
                          8/93      8/94     8/95    8/96     8/97       8/98

Seaway Food Town,Inc.     100        89      150      179      404       416
Peer Group                100        87       89      115      130       141
NASDAQ Stock Market       100       104      140      158      221       210
Standard & Poor's
 (Retail Food Chains)     100       103      123      158      166       237

The peer group companies are:  Buttrey Food  & Drug Stores (went public in
1991), Eagle Food Centers, Inc., Foodarama Supermarkets, Inc., Ingles Markets, Inc., Marsh Supermarkets, Inc. and Village Supermarket, Inc. These are moderately capitalized companies engaged in the same line of business as the Company.

Compensation Committee Interlocks and Insider Participation

     Two members of the Compensation Committee are Executive Officers of the Company. Wallace D. Iott is the Chairman of the Board, and Richard B. Iott is Chief Executive Officer and President of the Company.

COMPENSATION OF DIRECTORS

  Members of the Board of Directors who have not previously served and who are not currently serving as employees of the Company are paid an annual fee of $12,000 for service as a Director of the Company. Non-employee Directors are paid $1,500 for each Board meeting attended and $600 for each day Committee meetings are attended on a day other than a day the entire Board of Directors meets.

EXECUTIVE OFFICERS

     David J. Walrod   has served  as an executive  officer of  the Company
since 1979.  Waldo  E. Yeager  has served as an executive  officer of the
Company  since 1974.   Richard B. Iott  was elected to executive officer
status in 1984 and was elected to Chief Executive Officer in January, 1996. He has been employed by the Company since 1971 in a variety of capacities. Prior to his election to the office of President he was employed primarily in the marketing and merchandising areas. Richard B. Iott is the son of Wallace D. Iott, Chairman of the Board. Gary D. Sikkema is the Company Secretary and is a partner of the law firm of Spengler Nathanson. Mr.
Sikkema  has been a partner  of Spengler Nathanson   for the  most recent
five (5) year  period.  No fees  for services as  Secretary of the  Company
were paid    to Mr.  Sikkema.   Legal  fees  are  paid to  Spengler
Nathanson as compensation for his services in connection with Board and Committee activities. The term of office for all executive officers is one
(1) year.

FOOTNOTES:
    (1) Based in part on information furnished by the nominees and directors or their agents, and in part on Company records.
    (2) The inclusion of shares owned by the spouse or any of the minor children of any of the nominees or directors as being beneficially owned shall not be construed as an admission of beneficial ownership by such director or nominee.
    (3) No shares reported hereunder are owned of record but not owned beneficially.
    (4) Spengler Nathanson has served as general counsel to the Company since incorporation in 1957 and will remain as such in the current fiscal
year.   Fees paid to said  firm by the  Company for legal services amounted to $372,747 during the Company's fiscal  year ended August 29, 1998.
    (5) Mr. Wos is also a member of the Board of Directors of General Alum & Chemical Corporation.
    (6) Includes the number of shares allocated as of the record date under the Seaway Food Town, Inc. 401(k) Plan.
    (7) Includes 110,042 shares owned by Richard B. Iott as custodian for his minor children and 34,874 shares owned by his wife.
    (8)   Includes 557,600 shares owned by Wallace D. Iott's wife.
    (9)   Includes 1,200 shares owned by Mr. O'Donnell's wife.
   (10)   Includes 95,358 shares owned independently by Mr. Pope's wife.
   (11) Based on information in Schedule 13G filed with the Securities and Exchange Commission on or about June 25, 1987, and any amendments thereto and information provided by the beneficial owner.
   (12)   Held as Trustee for Seaway Food Town, Inc. 401(k) Plan.
   (13) Includes 33,555 shares owned by Constance J. Braciak as custodian for her minor child, and 6,000 shares owned by Mrs. Braciak's husband.

                      RATIFICATION OF SELECTION OF AUDITORS
                                   (Proposal 2)

     At the Annual Meeting, shareholders will consider and act upon the approval of auditors for the Company's fiscal year ending August 28, 1999. The Board of Directors, upon recommendation of its Audit Committee and subject to such approval, has selected the independent certified public
accounting firm of  Ernst & Young LLP  as such  auditors.   Ernst &  Young LLP
have been auditors for the Company for many years. Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to questions.

     The Board of Directors of the  Corporation recommends a vote for approval
of  the  selection  of  Ernst  &  Young  LLP.    Unless  otherwise  specified,
shares represented by proxies will be voted for approval of Ernst & Young LLP as auditors. Although the submission of this matter for approval by shareholders is not required legally, the Board of Directors believes that such submission follows sound corporate practice and is in the best
interests  of shareholders.    If approval of Ernst & Young LLP by an
affirmative vote by the holders of a majority of the shares presented is not received, the selection of a firm as auditors for the Corporation will be considered by the Audit Committee and the Board of Directors.

             AMENDMENTS TO THE COMPANY'S ARTICLES OF INCORPORATION

     The following summarizes certain proposed amendments to the Articles of Incorporation and Code of Regulations of the Company which were unanimously approved by the Board of Directors at the meeting of the Board held on October
21, 1998.   The purpose of  the amendments is to enable the Board to maintain sufficient control if an unsolicited offer is made for the Company so that the Board can adequately evaluate the offer and act in the best interest of the Company and its shareholders.

General

     The Board is unaware of any specific effort to accumulate the Company's
stock or to obtain control of the Company.   However, because of the recent
consolidation trend in the food industry, the Board has determined that the Company should periodically review its ability to adequately respond to potential suitors. The Board, while not desiring either to entrench itself or management, has decided that it is in the best interest of shareholders, employees, vendors, and customers of the Company to ensure that the Company is not vulnerable to an undesirable acquisition.

     The Board recognizes that it is neither desirable nor possible to retain the ultimate power to determine whether to accept or reject an acquisition offer. However,as the elected governing body of the Company, the Board desires to maintain sufficient control over any potential acquisition so that it may serve the best interests of all stakeholders in the Company.

     The Board  has  considered a  number  of potential  defensive  measures  to
present to the shareholders.   The Board has tried to strike a balance between
the Directors' desire to safeguard the interests of both the Company and its shareholders against the shareholders' ultimate authority to decide the fate of the Company which they own.

     The Directors decided that the following proposals strike this balance with a minimum of complexity and expense. The proposed amendments: (1) restrict the ability of shareholders to nominate directors unless done so at least 90 days in advance of the annual meeting or 30 days in advance of a special meeting called for that purpose; (2) provide that directors can be removed only for good cause shown; (3) provide that special directors' meetings can be called on as little as 48 hours notice; (4) increase the number of authorized shares of common stock to ensure an adequate supply not only for defensive purposes, but also for future stock splits or other uses of common stock; (5) amend the provisions concerning shareholder approval of mergers, consolidations, sales or similar transactions, by adding combinations or majority share acquisitions; and
(6) enact a version of Ohio's Control Share Acquisition Statute which modifies the Statute by vesting in the Board the authority to decline a proposed control share acquisition under certain circumstances.

     Except as noted below, the provisions of the Articles of Incorporation and Code of Regulations will remain unchanged, and the Board has no present intention to propose other anti-takeover measures in future proxy solici-tations.

     THE OVERALL EFFECT OF THESE PROPOSALS MAY BE TO RENDER MORE DIFFICULT THE ACCOMPLISHMENT OF MERGERS OR THE ASSUMPTION OF CONTROL BY A PRINCIPAL STOCKHOLDER, AND THUS TO MAKE DIFFICULT THE REMOVAL OF MANAGEMENT, EVEN IF
SUCH TRANSACTION OR  SUCH REMOVAL  IS FAVORABLE  TO SHAREHOLDERS.   PLEASE
READ  THE PROPOSALS AND ACCOMPANYING MATERIAL CAREFULLY.   However, these
Amendments  will strengthen the  Board's ability  to respond  to  unsolicited
inquiries  for  the Company and  to  negotiate  effectively   with  persons
desiring to acquire substantial blocks of Company stock or control of the Company.

     The Company's stock is currently sold on the NASDAQ National Market System. Adoption of the Board's proposals will not cause NASDAQ to de-list the Company's stock.

     The Amendments to the Articles of Incorporation will become effective as soon as they are filed with the Secretary of State of the State of Ohio, which the Company expects to occur as soon as practical after the annual
meeting.  The Amendments to the Code   of Regulations will  become effective
immediately  upon approval by the shareholders.

              CURRENT PROVISIONS OF THE ARTICLES OF INCORPORATION
             AND CODE OF REGULATIONS HAVING AN ANTI-TAKEOVER EFFECT

     The Company already has a number of provisions in its Articles of Incorporation and Code of Regulations which could have an inhibiting effect on an unsolicited takeover attempt. Most important, Article FIFTH, Section 2, of The Articles of Incorporation requires that: "Any merger or consolidation of the Corporation with or into any other corporation, any dissolution, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity, shall require the affirmative vote of the holders of at least two-thirds of each class or classes of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote."

     The provisions of this section only apply to those transactions which are not unanimously approved by the Board of Directors. If the Board gives its unanimous approval, only a majority of the shares is needed to approve the transaction.

     Ohio law provides that the Articles of Incorporation of a corporation may be amended by a two-thirds vote unless otherwise provided in those articles. Article FIFTH, Section 2, also provides that it may not be amended except by two-thirds vote. However, most provisions of the Articles of Incorporation are amendable upon the affirmative vote of a majority of the shareholders.

     The Articles of Incorporation currently authorize 300,000 shares of "Serial Preferred Shares" to be issuable at the discretion of the Board of Directors. The Board has the authority to specify the annual dividend rate of the  series, redemption rights, and prices for the shares, the terms of any sinking fund, the amounts payable upon the liquidation, dissolution or winding up of the affairs of the corporation, the convertibility of
the  shares  and  any   further restrictions on the issuance of such shares.
Accordingly, the Directors already have the authority and the ability to place a block of preferred shares of the Company in the hands of a potential suitor or otherwise friendly investor in the event of an acquisition attempt which is not deemed by the Board of Directors to be in the best interests of the shareholders and other stakeholders of the Company.

     The Code of Regulations also contains provisions that might inhibit an unwanted acquisition of the Company: The Board of Directors is divided into three classes. Each class serves for a three year term, and the terms are staggered, so only one-third of the Directors is elected at each annual meeting. Accordingly, a potential acquirer seeking to control the Board of Directors would need at least two years to be able to elect a majority of directors to the Board and thus gain control of the operation of the Company.

     Removal of Directors can only be accomplished by the affirmative vote of two-thirds of the voting power of the Company. Thus, a potential suitor would need the voting power of two-thirds of the shares of the Company, whether by ownership or proxy, to remove the Board of Directors and install the suitor's own board.

     Accordingly, aside from the proposals made by way of this proxy, the Board already has in place certain provisions which would tend to inhibit or at least deter the unwanted acquisition of the Company. However, it is the recommendation of the Board that the proposals contained herein also be enacted to strengthen the ability of the corporation to fend off an unwanted acquisition.

     In light of the foregoing, the Board of Directors unanimously recommends that the following proposals be adopted by the shareholders at the annual meeting to be held January 7, 1999.

                   THE OHIO CONTROL SHARE ACQUISITION STATUTE
                                  (Proposal 3)

     The Company is now subject to the Ohio Control Share Acquisition Statute (Ohio Revised Code Section 1701.831). Under this statute, a "control share acquisition" is deemed to occur upon a person's acquisition of Company voting shares within the ranges of (i) one-fifth or more to one-third, (ii) one-third or more to one-half, and (iii) a majority or more. Any person or entity making a control share acquisition may do so only if both (a) the shareholders, by a majority vote, approve such acquisition at a special meeting called for that purpose, and (b) the shareholders, excluding shares owned by the acquiring person, by an officer of the corporation or by an employee of the corporation who is also a director, approve the transaction. The transaction must then be consummated within 360 days following such authorization.

     Certain transactions are exempted from the statute. These are acquisi-tions: (1) occurring prior to the enactment of the statute; (2) pursuant to a contract existing prior to the enactment of the statute; (3) by bequest or inheritance;(4) pursuant to a pledge or other security interest; (5) pursuant to a merger, consolidation, combination, or majority share acquisition authorized by shareholder vote; or (6) pursuant to a transaction which has already been authorized within the range of voting power to which the transaction applies. However, the statute contemplates that shares acquired by bequest or inheritance or pursuant to a pledge or other security interest be acquired in good faith and not for the purpose of circumventing the require-ments of the statute.

     Any person proposing to acquire shares of the Company within any of the specified voting ranges must provide notice to the Company and the Company must in turn call a special shareholders' meeting within 10 days in order to approve or disapprove of the transaction. If the shareholders approve the transaction, the control share acquisition may proceed.

Modifications made by this Proposal

     The proposal before the shareholders modifies the Control Share
Acquisition Statute in only one  material way.   The proposal provides  that
when the Board receives a control share acquisition notice, it shall call a special meeting of the shareholders within 10 days unless the Board determines that: (1) the acquisition proposal is not made in good faith;
(2) the acquisition would not be in the best interest of the Company and its shareholders or others whose interest the Board may take into consideration; (3) the person who delivers the notice fails to adequately demonstrate that he, she or it has the financial capacity to make the acquisition; or (4) the acquisition would be contrary to law if
consummated.    Accordingly, the  Board  is  vested with  the  power  to
disapprove a control share acquisition without seeking the input of the shareholders.

Reasons for the Proposal

     The Board has determined that it is in the best interests of the Company and the shareholders to retain a significant degree of control over the
approval of any control share acquisition.   The effect of the Control Share
Acquisition Statute is to almost immediately present to the shareholders any given proposal to acquire a significant number of the shares of the Company, possibly precluding due deliberation by the Board. The Board believes that by retaining control over this process, it will be in a better position to evaluate any given offer and to formulate a response to that offer.
Such a response might be to accept the offer, to refuse such a request for an acquisition altogether, or, if necessary, to negotiate the sale of a significant number of shares to the person filing the notice or to another party. It may even be necessary to search for a potential buyer of the Company.

     This is important in light of recent consolidation in the food industry. The Board of Directors recognizes that while the Company is not currently the subject of an acquisition attempt, it may be in the future. In that event, it will be necessary to fully evaluate any potential offer and to make considered recommendations to the shareholders of the
corporation.   By retaining  control over that process, the Board believes that it will be able to formulate the best possible recommendation to the shareholders.

The Overall Effect of the Proposal

     The effect of the proposal is to vest in the Board the power to protect the best interests of the shareholders either by preventing the sale of a block of shares to a party whose plans for the Company are not in the best interest of the Company or the shareholders, or to provide for the sale of the Company for a fair price and on fair terms for all.

     This proposal alone does not have the effect of giving the Board the power to disapprove any takeover attempt, but could significantly affect the ability of any potential suitor to acquire a significant stake in the Company. This may result in the disapproval of a transaction that may be in the best interests of the shareholders.

Advantages and Disadvantages of the Proposal

     This proposal will ensure that an approval of any substantial acquisition of stock will not be rushed to the shareholders but will be carefully
evaluated by the Board  of Directors.   This  will give  the directors  an
opportunity to determine whether an acquisition is in the best interests of the company and its shareholders, or, if necessary, to look for other potential suitors who will more likely act in the best interests of the corporation and the shareholders.

     Further, the Board would have the ability to avoid the inconvenience and expense involved in calling a special shareholders meeting if it determined that the meeting would not further the best interests of the Company or its shareholders or if the person causing such meeting were not financially able to consummate the transaction.

     This proposal will vest in the Board the ability to hinder or prevent transactions which might lead to the acquisition of the Company. In addition,
the proposal restricts the rights of shareholders to sell or buy shares.   As
previously stated, under this proposal, no shareholder would be able to purchase in excess of 20%, 33% or a majority of the shares of the Company without a special meeting of the shareholders and an authorization of the purchase. However, as previously stated, the Company is already subject to the Ohio Control Share Acquisition Statute, which also requires such authorization. Finally, this proposal may vest in the Board the power to protect its own incumbency.

Vote Required for Approval

     This proposal must be approved by the affirmative vote of the holders of at least a majority of the shares of the Company.

Text of the Proposal

     The full text of this proposal is attached hereto as Exhibit A.

                              REMOVAL OF DIRECTORS
                                  (Proposal 4)

     The  Board  of  Directors  recommends  that  the  shareholders  approve an amendment to the Code of Regulations that would allow for the removal of directors only for good cause and upon the affirmative vote of holders of two-thirds of the voting power of the Corporation. Currently the Articles provide for the removal of Directors for any cause upon the affirmative vote of the holders of two-thirds of the voting power of the Corporation. The current provision would allow a potential acquirer having the power to vote two-thirds of the shares of the Corporation to remove all of the Directors at a meeting of the shareholders and install its own slate
of directors, thus gaining control of the Corporation.   Enactment  of the
proposal would require such a potential acquirer to demonstrate malfeasance on the part of any director removed.

Reasons for the Proposal

     The Board believes that the threat of its removal would significantly weaken its bargaining strength in the face of an unwanted solicitation of the Company. The Directors would be deprived of the time necessary to effectively evaluate any given proposal, to study alternatives to that proposal, and to make adequately informed recommendations to the shareholders.

The Overall Effects of the Proposal

     The effect of this proposal is to make removal of the Directors more difficult. The proposal may also have the effect of making a takeover or change in control of the Company more difficult. The proposal may also have an adverse effect on the willingness of large shareholders to purchase shares of the Company.

     The effect of the proposals, in the aggregate, may be to discourage tender offers and proxy fights and could deprive shareholders of the opportunity to participate in such occurrences if they so desire. The proposal could also have the effect of discouraging the accumulation of a substantial number of shares by any person or entity which would tend to reduce temporary fluctuations in the price of shares and potentially deprive shareholders of the ability to sell shares at temporarily inflated prices.

Advantages and Disadvantages

     By impeding the ability of shareholders to remove the Directors, the shareholders may be deprived of the ability to participate in tender offers and proxy contests if they so desire, at the expense of protecting the Board and management. Conversely, the proposal will vest in the Board the ability to negotiate with a potential suitor without feeling the pressure that they will be removed from office if they do not move in a hasty fashion.

Vote Required for Approval

     This proposal must be approved by the affirmative vote of the holders of at least two-thirds of the shares of the Company.

Text of the Proposal

     The full text of this proposal is attached hereto as Exhibit B.

                            NOMINATION OF DIRECTORS
                                  (Proposal 5)

     The Board of Directors recommends that the shareholders adopt a proposal to amend the Company's Code of Regulations to require that any shareholder wishing to nominate a candidate for director must do so at least 90 days in advance of the annual shareholders meeting at which such election is to take place or 30 days prior to a special meeting held for the purpose of electing directors.

Reasons for the Proposal

     This provision is intended to prevent a potential acquirer from electing or attempting to elect his own slate of directors at an annual or special meeting of the shareholders without warning to the Company. The Board believes that a sudden and unexpected loss of power would make the Company and its shareholders vulnerable to takeover by a person or entity who would not necessarily consider the best interests of the corporation and its other shareholders. By requiring advance notice of any attempt to elect a new slate of directors, the Board believes it will best be able to anticipate a possible unwanted change of control and that it would have adequate time to address such a threat.

Overall Effect of the Proposal

     The proposal would make it significantly harder to elect new directors if not nominated in accordance with the above time constraints. Thus, one effect of this proposal may be to entrench management and the Board of Directors in their present offices. Further, this proposal could have the effect of discouraging potential acquirers of the Company from attempting any takeover whatsoever. Accordingly, shareholders wishing to participate in such a takeover may be denied that opportunity.

Advantages and Disadvantages

     This proposal will allow the Board of Directors a significant amount of lead time to react to any potential acquisition of the company. The 90 day advance notice period will allow the directors to determine whether there is a potential threat, to evaluate that threat, and to respond accordingly.

     This proposal may  discourage potential suitors from purchasing shares of
the Company or making overtures of any kind to the Company.    Accordingly,
shareholders who might desire a change in the control of the corporation may see those desires go unfulfilled. Shareholders may also be deprived of the ability to sell their shares into a market made strong by the accumulation of a large number of shares. This proposal would also restrict the ability of shareholders unhappy with the performance of the current Board from nominating their own slate of Directors.

Vote Required for Approval

     This proposal must be approved by the affirmative vote of the holders of at least a majority of the shares of the Company.

Text of the Proposal

     The full text of this proposal is attached hereto as Exhibit C.

                           NOTICE OF SPECIAL MEETINGS
                           OF THE BOARD OF DIRECTORS
                                  (Proposal 6)

     The Board of Directors recommends amending the Code of Regulations so that a special meeting of the Board may be called on as little as 48 hours notice. Currently, the Code of Regulations provides that a special meeting may be called only upon 7 days notice.

Reasons for the Proposal

     The Code of Regulations now restricts the ability of the Board to meet
and respond quickly to  emergent situations.   The Board, to  have a valid
meeting, must give  7 days  notice to  each director.    In light  of state
and federal takeover regulations, which in some instances require a response to an overture for the Company within 10 days, the Board deems it advisable to shorten the length of the time to call a special meeting so that it may have more time to evaluate any given offer and to adequately explore any options it may have.

Vote Required for Approval

     This proposal must be approved by the affirmative vote of the holders of at least two-thirds of the shares of the Company.

Text of the Proposal

     The full text of this proposal is attached hereto as Exhibit D.

                      INCREASE IN THE AUTHORIZED SHARES OF
                          COMMON STOCK OF THE COMPANY
                                  (Proposal 7)

     The Board of Directors recommends the authorization of an increase in available common shares of the Company from 12,000,000 to 24,000,000. The Company, as of November 20, 1998, has issued and outstanding 6,648,928 shares.

Reasons for the Proposal

     The Directors have decided to propose  an increase in the available
common shares for a  number of  reasons.   First, the  Board wishes  to have
available shares with which to declare a stock split, if one should be necessary in the foreseeable future. Second, the Board wishes to have shares available by which to make acquisitions if opportunities arise. Third, as part of the defensive structuring of the Company, the Board believes it is desirable to have authorized but unissued common shares available to use in its defense.

Overall Effect of the Proposal

     The overall effect of an increase in shares, as it pertains to the anti-takeover posture of the Company, is that the Board of Directors will have at its disposal common shares which it may use in a variety of ways to fend off a takeover. These include: (1) the issuance of a poison pill, although the Board does not now plan to take such a step; (2) the issuance of shares to a friendly investor predisposed to vote against a change in control; or
(3) the issuance of shares to a more suitable candidate with an interest in acquiring the Company.

     These measures could result in the dilution of the current share value if the Company were to issue shares for below market value, and could act to exclude the shareholders from participating in a change in control transaction, if they desired that course of action for the Company.

Advantages and Disadvantages

     The use of common shares for the purpose of fending off a hostile takeover can result in the dilution of the value of shares owned by other shareholders. The Company may place shares, at a discount to the prevailing market price, in the hands of an investor supportive of the Board, or it could use the shares to institute a poison pill whereby existing shareholders would have the right to purchase shares at significantly less than fair
market  value.    If  these defensive measures were  successful, the  existing shareholders of the Company could be deprived of participating in a buyout of the Company or a similar change in control.

     Having excess shares available to it would allow the Board the flexibility to issue shares to investors supportive of management or to a potential acquirer whose acquisition of the Company would be in the best interests of the Company. Further, with such shares, the Board could, in the face of a hostile acquisition, issue an option to another investor or acquirer which would make acquisition significantly more difficult.

Vote Required for Approval

     This proposal must be approved by the affirmative vote of the holders of at least a majority of the shares of the Company.

Text of the Proposal

     The full text of this proposal is attached hereto as Exhibit E.

                               VOTE REQUIRED FOR
                  COMBINATION AND MAJORITY SHARE ACQUISITIONS
                                  (Proposal 8)

     The Board of Directors recommends that the shareholders approve an amendment to the Articles of Incorporation that would require any combination or majority share acquisition involving the Company to be approved by the affirmative vote of the holders  of  two-thirds of  the  voting power
of the Company.   Currently, the Articles of Incorporation require that
mergers, consolidations, dissolution, or any sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company be approved by such a two-thirds vote. The Articles also now provide that a simple majority of the shareholders may approve any such transaction if approved by the unanimous vote of the Directors. This proposal would reduce the vote required of the Directors to a simple majority in order to allow the shareholders to approve by a majority.

Reasons for the Proposal

     The Board of Directors believes that this amendment brings consistency to the voting provisions of the Articles of Incorporation. Currently, the Articles generally require a majority vote to amend most provisions, but require the affirmative vote of the holders of two-thirds of the shares to effect, among other things, mergers, consolidations, a dissolution, or any sale, lease, exchange, or other disposition of all or substantially all of the assets of the Company, unless unanimously approved by the Board of Directors.

     The Ohio Revised Code, in addition to those transactions already provided for in the Articles, defines two further transactions: the combina-tion, and the majority share acquisition. The term "combination" is defined as a transaction, other than a merger or consolidation, which involves the transfer of all or substantially all of the assets of the Company to another corporation in consideration of voting shares of that corporation. The term "majority share acquisition" is defined as the acquisition of a majority of the shares of the Company in exchange for the issuance or transfer of the voting stock of another corporation.

     The Board has determined that these two transactions are significantly similar to the transactions already requiring a two-thirds vote to approve. As a result, the Board believes that the transactions warrant the same treatment as other similar transactions have been accorded.

     Further, the Board believes that requiring unanimous approval of the Board before submitting such a transaction to its shareholders is unduly restrictive on the power of the shareholders and could create the possibility that one Director could veto a transaction which may be in the best interests of the shareholders. The Board has determined that one Director should not be able to block a transaction in this manner.

The Overall Effects of the Proposal

     The effect of this proposal is that combinations and majority share acquisitions involving the Company must be approved by the affirmative vote of two-thirds of the holders of shares of the Company, unless previously approved by the Board. This will make the involvement of the Company in such transactions more difficult and may have the effect of sustaining the Directors in their positions even though a majority of the shareholders of the Company may wish to participate in such a transaction if the opportunity should present itself.

     The amendment also provides that any of the above-mentioned transactions may be approved by a simple majority of the shareholders if previously
approved by a simple majority of the  Board.   This will remove the power of
a single Director or minority group of Directors to veto a transaction and will make any such transaction more likely to be presented to the shareholders for approval by a majority of votes.

Advantages and Disadvantages

     The advantage of this proposal is that it will remove any confusion that might result over the proper scope of the current Articles of Incorporation and their applicability to a transaction which would be classified as a
combination or majority share  acquisition.   It currently could  be argued
that these two transactions are not covered under the language contained in the Articles. This proposal removes all doubt that these transactions are covered under the pertinent section of the Articles.

     This proposal also will make it more difficult for the Board of Directors to require a two-thirds vote of the shareholders to approve such a transaction. No longer will one Director, voting alone, have the power to require
the shareholders  to  approve  such   a  transaction  by   more  than  a
majority. Accordingly, this proposal may make it easier for shareholders to participate in such a transaction if they so desire.

Vote Required for Approval

     This proposal must be approved by the affirmative vote of the holders of at least two-thirds of the shares of the Company.

Text of the Proposal

     The full text of this proposal is attached hereto as Exhibit F.

                                   EXHIBIT A

          At the meeting, the shareholders will vote on the following resolution:

          RESOLVED,  that  the  Articles   of  Incorporation  of   the
          Corporation be, and they hereby are, amended by the addition thereto of Article FIFTH, Section 3, as follows:

     "SECTION 3: No Person shall make a Control Share Acquisition without the prior authorization of the Corporation's shareholders.

     (A) In order to obtain the shareholder's authorization of a Control Share Acquisition, a Person shall deliver a notice (the "Notice") to the Corporation at its principal place of business that sets forth all of the following information:

          (1)  The identity of the Person who is giving the Notice;

          (2)  A  statement that the Notice is given pursuant to this Article
FIFTH;

          (3) The number and class of shares of the Corporation owned, directly or indirectly, by the Person who gives the Notice;

          (4) The range of voting power under which the proposed Control Share Acquisition would, if consummated, fall;

          (5) A description in reasonable detail of the terms of the proposed Control Share Acquisition; and

          (6) Representations, supported by reasonable evidence, that the proposed Control Share Acquisition, if consummated, would not be contrary to law and that the Person who is giving the Notice has the financial capacity to make the proposed Control Share Acquisition.

     (B) Within ten (10) days after receipt by the Corporation of a Notice that complies with paragraph (A), the Board of Directors of the Corporation shall call a special meeting of shareholders to consider the proposed Control Share Acquisition. Such special meeting shall be held not later than fifty
(50)  days after receipt of the Notice by the Corporation, unless the Person
who  delivered the Notice agrees to a later date.   However, the Board of
Directors shall have no obligation to call such meeting if it makes a determination within ten (10) days after receipt of the Notice (i) that the Notice was not given in good faith, (ii) that the proposed Control Share Acquisition would not be in the best interest of the Corporation and its shareholders or others whose interests the Board of Directors may take into consideration, or (iii) that the Person who delivered the Notice has failed to adequately demonstrate (a) that such Person has the financial capacity to make the proposed Control Share Acquisition, or (b) that the proposed Control Share Acquisition would not be contrary to law if consummated. The Board of Directors may adjourn such meeting if, prior to such meeting, (i) the Corporation has received a Notice from any other Person, or (ii) a merger, consolidation or sale of assets of the Corporation has been approved by the Board of Directors and the Board of Directors has determined that the Control Share Acquisition proposed by such other Person or the merger, consolidation or sale of assets of the Corporation should be presented to shareholders at an adjourned meeting or at a special meeting held at a later date.

     If the Board of Directors determines that a special meeting of shareholders should not be called pursuant to this paragraph (B), the determination shall not be deemed void or voidable merely because one or more of the directors or officers who participated in making such determination may be deemed to be other than disinterested if the material facts of the relationship giving rise to a basis for self-interest are known to the directors and the directors, in good faith reasonably justified by the facts, make such determination by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors constitute less than a quorum. For purposes of this paragraph, "disinterested directors" shall mean directors whose material contacts with the Corporation are limited principally to activities as a director or shareholder. Persons who have substantial, recurring business or professional contacts with the Corporation shall
not  be  deemed  to   be "disinterested directors" for purposes of this
provision. A director shall not be deemed to be other than a "disinterested director" merely because he or she would no longer be a director if the proposed Control Share Acquisition were approved and consummated.

     (C) The Corporation shall give notice of such special meeting to all shareholders of record as of the record date set for such meeting as promptly as practicable. Such notice shall include or be accompanied by a copy of the Notice and by a statement of the Corporation, authorized by the Board of Directors, of its position or recommendation, or that it is taking no position or making no recommendation, with respect to the proposed Control Share Acquisition.

     (D) The Person who delivered the Notice may make the proposed Control Share Acquisition if both the following occur: (i) the shareholders of the Corporation authorize such acquisition at the special meeting called by the Board of Directors and held for that purpose, and at which a quorum is present, by an affirmative vote of a majority of the voting shares represented at such meeting in person or by proxy, and by a majority of the portion of such voting shares represented at such meeting in person or by proxy excluding the votes of Interested Shares; and (ii) such acquisition is consummated, in accordance with the terms so authorized, not later than three hundred sixty (360) days following such shareholder authorization of the Control Share Acquisition.

     (E) Shares issued or transferred to any Person in violation of this Article FIFTH shall be valid only with respect to such amount of shares as does not result in a violation of this Article FIFTH, and such issuance or transfer shall be null and void with respect to the remainder of such shares (any such remainder of shares being hereinafter called "Excess Shares"). If the second clause of the foregoing sentence is determined to be invalid by virtue of any legal decision, statute, rule or regulation, any Person who holds Excess Shares in violation of this Article FIFTH shall be conclusively deemed to have acted as an agent on behalf of the Corporation in acquiring such Excess Shares and to hold such Excess Shares on behalf of the Corporation. While held by any Person in violation of this Article FIFTH, Excess Shares shall not be entitled to any voting rights, shall not be considered to be outstanding for quorum or voting purposes, and shall not be entitled to receive dividends or any other distribution with respect to such Excess Shares. Any such Person who receives dividends or any other distribution with respect to Excess Shares shall hold the same as agent for the Corporation and, following a permitted transfer, for the transferee thereof. Notwithstanding the foregoing, any holder of Excess Shares may transfer the same (together with any distributions thereon) to any Person who, following such transfer, would not own shares in violation of this Article FIFTH. Upon such permitted transfer, the Corporation shall pay or distribute to the transferee any dividends or other distributions on the Excess Shares not previously paid or distributed.

     (F)  As used in this Article FIFTH:

          (1)    "Person"  includes,   without  limitation,  an  individual, a
corporation (whether nonprofit or for profit), a partnership, an unincorporated society or association, and two or more persons having a joint or common interest.

          (2)(a) "Control Share Acquisition" means the acquisition, directly or indirectly, by any Person of shares of the Corporation that, when added to all other shares of the Corporation in respect of which such Person may exercise or direct the exercise of voting power as provided in this paragraph
(F)(2)(a), would entitle such Person, immediately after such acquisition, directly or indirectly to exercise or direct the exercise of voting power of the Corporation in the election of directors within any of the following ranges of such voting power:
               (i) One-fifth or more but less than one-third of such voting power;
               (ii) One-third or more but less than a majority of such voting power;

               (iii) A majority or more of such voting power.

     A bank, broker, nominee, trustee, or other Person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this Article FIFTH shall, however, be deemed to have voting power only of shares in respect of which such Person would be able to exercise or direct the exercise of votes without further instruction from others at a meeting of shareholders called under this Article FIFTH. For purposes of this Article FIFTH, the acquisition of securities immediately convertible into shares of the Corporation with voting power in the election of directors shall be treated as an acquisition of such shares.

             (b) The acquisition of any shares of the Corporation does not constitute a Control Share Acquisition for the purpose of this Article FIFTH if the acquisition is consummated in any of the following circumstances:

               (i) By underwriters, in good faith and not for the purpose of circumventing this Article FIFTH, in connection with an offering of the securities of the Corporation to the public;

               (ii)  By bequest or inheritance, by operation of law upon the
death of any individual, or by   any  other   transfer  without   valuable
consideration, including a gift, that is made in good faith and not for the purpose of circumventing this Article FIFTH;

               (iii) Pursuant to the satisfaction of a pledge or other security interest created in good faith and not for the purpose of circumventing this Article FIFTH;

               (iv) Pursuant to a merger or consolidation adopted, or a combination or majority share acquisition authorized, by shareholder vote in compliance with the provisions of Article FIFTH, Section Two, of these Articles of Incorporation and 1701.78 or 1701.83 of the Ohio Revised Code, if the Corporation is the surviving or new corporation in the merger or consolidation or is the acquiring corporation in the combination or majority share acquisition and if the vote of shareholders of the surviving, new, or acquiring corporation is required by the provisions of 1701.78 or 1701.83 of the Ohio Revised Code;

               (v) Prior to January 7, 1999;

               (vi) Pursuant to a contract existing prior to January 7, 1999;
or
               (vii) The Person's being entitled, immediately thereafter, to exercise or direct the exercise of voting power of the Corporation in the election of directors within the same range theretofore attained by that person either as a result of compliance with the provisions of this section or as a result solely of the Corporation's purchase of shares issued by it.

     The acquisition by any Person of shares of the Corporation in a manner described under this paragraph (F)(2)(b) shall be deemed to be a Control Share Acquisition authorized pursuant to this Article FIFTH within the range of voting power under paragraph (F)(2)(a)(i), (ii) or (iii) of this Article FIFTH that such Person is entitled to exercise after such acquisition, provided that, in the case of an acquisition in a manner described under paragraph (F)(2)(b)(ii) or (iii), the transferor of such shares to such Person had previously obtained any authorization of shareholders required
under  this  Article  FIFTH   in connection with such transferor's acquisition
of shares of the Corporation.

             (c) The acquisition of shares of the Corporation in good faith and not for the purpose of circumventing this Article FIFTH, which
(i) had previously been authorized by shareholders in compliance with this Article FIFTH or (ii) would have constituted a Control Share Acquisition but for paragraph (F)(2)(b), does not constitute a Control Share Acquisition for the purpose of this Article FIFTH unless such acquisition entitles any Person, directly or indirectly, to exercise or direct the exercise of voting power of the Corporation in the election of directors in excess of the range of such voting power authorized pursuant to this Article FIFTH, or deemed to be so authorized under paragraph (F)(2)(b).

          (3) "Interested Shares" means voting shares with respect to which any of the following Persons may exercise or direct the exercise of the voting power:

             (a) any Person whose Notice prompted the calling of the meeting of shareholders;

             (b) any officer of the Corporation elected or appointed by the directors of the Corporation; and

             (c) any employee of the Corporation who is also a director of the Corporation.

     (G) No proxy appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article FIFTH is valid if it provides that it is irrevocable. No such proxy is valid unless it is sought, appointed, and received both:

          (1) In accordance with all applicable requirements of law; and

          (2) Separate and apart from the sale or purchase, contract or tender for sale or purchase, or request or invitation for tender for sale or purchase, of shares of the Corporation.

     (H) Proxies appointed for or in connection with the shareholder authorization of a Control Share Acquisition pursuant to this Article FIFTH shall be revocable at all times prior to the obtaining of such shareholder authorization, whether or not coupled with an interest.

     (I)    Notwithstanding   any  other   provisions  of these Articles of
Incorporation or the Code of Regulations of the Corporation,as the same may be in effect from time to time, or any provision of law that might otherwise permit a lesser vote of the directors or shareholders, the affirmative vote of at least two-thirds (2/3) of the voting shares shall be required to alter, amend or repeal this Article FIFTH or adopt any provisions
in  the  Articles   of Incorporation or Code of Regulations of the Corporation,
as the same may be in effect from time to time, that are inconsistent with the provisions of this Article FIFTH. This provision shall be in addition to any affirmative vote of the directors or the holders of any particular class or series of shares required by law, the Articles of Incorporation or the Code of Regulations of the Corporation, as the same may be in effect from time to time.

     (J) The provisions of 1701.831 of the Ohio Revised Code, as amended from time to time, or any successor provision or provisions to said section, shall apply to this Corporation with respect to any particular Control Share Acquisition attempt, as such is defined in 1701.831 of the Ohio Revised Code, only if (a) there is a determination by a court of competent jurisdiction with respect to which no appeal is pending that the provisions of Article FIFTH of these Articles of Incorporation shall not be applicable to a particular Control Share Acquisition attempt, or (b) in the event that Article FIFTH of these Articles of Incorporation, as such Articles of Incorporation may be amended from time to time, ceases to be an Article of these Articles of Incorporation, disregarding any renumbering of such Article FIFTH resulting from any amendment of these Articles of Incorporation.

                                   EXHIBIT B

          At  the  meeting,  the  shareholders   will  vote on  the following
resolution:

          RESOLVED, that the last two sentences of Article II, Section 4, of the Code of Regulations of Seaway Food Town, Inc., be deleted and the following paragraphs placed in their stead:

               "Notwithstanding any other provision of this Code of Regulations, any director, or the entire Board of Directors, may be removed at any time, at a meeting of the stockholders called for that purpose, but only for good cause shown and only by the affirmative vote of the holders of two-thirds (2/3) or more of the voting power of the
               Corporation entitled to vote generally in the election of directors.

               Any director may resign at any time by oral statement to that effect made at a meeting of the Board, or in writing to that effect. Such resignation shall be effective immediately or at such other time as the director may specify."

                                   EXHIBIT C

          At the meeting, the shareholders  will  vote  on  the   following
resolution:

          RESOLVED, that the second paragraph of Article II, Section 3, of the Code of Regulations of Seaway Food Town, Inc. be amended to read as follows:

               "At a meeting of shareholders at which directors are to be elected, only persons nominated as candidates  shall  be  eligible  for  election  as
               directors, and the candidates receiving the greatest number of votes shall be elected.

               Any shareholder wishing to nominate a director must do so in a signed writing to the Company at least Ninety (90) days in advance of the annual meeting at which the director is to run for office or Thirty (30) days in advance of a special meeting called for that purpose. The signed writing must contain background information sufficient to include in the Company's proxy statement, and must be accompanied by a certification by the nominated director that such person will, if elected, accept the position."

                                   EXHIBIT D

          At the meeting,  the shareholders  will  vote  on  the   following
resolution:

          RESOLVED, that  the  last  three sentences  of  Article  II,
          Section 7, of the Code of Regulations of Seaway Food Town, Inc. be amended to read as follows:

               "Notice of the time and place of each special meeting shall be given by letter or telegram or in person not less than Forty-eight (48) hours prior to such time. Notice of any special meeting may be waived in writing and will be waived by any director by his attendance thereat. Unless otherwise indicated in the notice thereof, any business may be transacted at any meeting held by the Board of Directors."

                                   EXHIBIT E

          At the meeting, the shareholders will vote on the following resolution:

          RESOLVED, that the first paragraph of Article FOURTH of the ARTICLES OF INCORPORATION is hereby amended to read as follows:

               "The number of shares which the Corporation is authorized to have outstanding is 24,300,000, consisting of 24,000,000 Common Shares, without par value ("Common Shares"), and 300,000 Serial Preferred Shares, without par value ("Serial Preferred Shares")."

                                   EXHIBIT F

          At  the  meeting,  the  shareholders   will vote on the following
resolution:

          RESOLVED, that Section 2, Article FIFTH of the ARTICLES OF INCORPORATION is hereby amended to read as follows:

               "SECTION 2. Any merger or consolidation of the Corporation with or into any other corporation, any combination or majority share acquisition involving the Corporation, or any dissolution, or any sale, lease, exchange or other disposition of all or substantially all of the assets of the Corporation to or with any other corporation, person or entity, shall require the affirmative vote of the holders of at least two-thirds (2/3) of each class or classes of the outstanding shares of capital stock of the Corporation issued and outstanding and entitled to vote. The provisions of this Section 2 of Article FIFTH shall not apply to any transaction described in the preceding sentence which has been approved by resolution adopted by the Directors at a meeting of the Board of Directors of the Corporation at which a quorum is present."

                              SHAREHOLDER PROPOSALS

     Shareholders may submit proposals for consideration at a meeting of the shareholders if the shareholder desiring to do so complies with the proxy solicitation rules of the Securities and Exchange Commission. In order for such a proposal to be included in the proxy statement for the Annual Meeting in 2000, the proposal must be received by the Secretary no l ater than September 1, 1999.

                                  OTHER MATTERS

     At the date of this proxy statement the Management knows of no other business to be presented at the meeting. However, if any other business should come before the meeting, the persons named in the accompanying proxy will vote in accordance with their best judgment.

                                    By Order of the Board of Directors




                                    Gary D. Sikkema, Secretary
                                    SEAWAY FOOD TOWN, INC.
December 4, 1998
Maumee, Ohio